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                                                                    EXHIBIT 23.2


                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 7, 1998 relating to the consolidated financial statements, which appears in Senetek PLC's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to he reference to us under the heading "Experts" in such Registration Statement.


/s/ Price Waterhouse

Price Waterhouse

London, England
January 22, 2001